UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2003

Dogs International
(Exact name of registrant as specified in charter)

Nevada                                                                                                                                                            90-0006843
(State of other jurisdiction of                                                                                                                                                                                     (I.R.S. Employer
incorporation or organization)                                                                                                                                                                         Identification Number)

711 John Anderson Hwy
Flagler Beach, FL                                                                                                                                                     32136
(Address of Principal Executive Office)                                                                                                                                                                              (Zip Code)

(386) 439-4006
(Registrant's Executive Office Telephone Number)

Juris Travel
(Former name, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

Annual Meeting of Stockholders

On May 28, 2003 the Registrant held its annual stockholders meeting. At the annual meeting, the Registrant's stockholders appointed Rosemary Williams and Shaun P. Herness to serve on the board of directors of the Company until the next annual meeting of stockholders. Ms. Williams was elected as the Registrant's Chief Executive Officer and President and Mr. Herness was elected Secretary and Treasurer of the Registrant.

In addition, the Registrant's Independent Accountants, Beckstead & Watts, were affirmed.

Forward Split

On May 28, 2003, the Registrant's Board of Directors approved a 2:1 forward split of all of its issued and outstanding shares of common stock on June 9, 2003 (the "Record Date"). The split shall be accomplished through the issuance of a 1 for 1 common stock dividend, whereby all of the Registrant's stockholders on the Record Date will receive one additional share of common stock for every share they currently own.

Press Release

On June 3, 2003, the Registrant issued a press release disclosing the appointment of two new members to its board of directors, Rosemary Williams and Shaun P. Herness, Ph.D., and the 2:1 forward split. A copy of the press release is filed as an exhibit to this Current Report.

New Executive Office

Effective June 1, 2003, the Registrant relocated its executive office to 711 John Anderson Hwy, Flagler Beach, Florida.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Not applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE.

Not applicable.

EXHIBITS
99.1	Press Release dated June 3, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2003

DOGS INTERNATIONAL

By:/s/ Rosemary Williams
Rosemary Williams, President